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                                   EXHIBIT 11

                    NACCO INDUSTRIES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE




                                                                                Year Ended December 31
                                                                 --------------------------------------------------
                                                                  1993                  1992                  1991
                                                                 -------               -------               ------
                                                                     (Amounts in thousands except per share data)
Income (loss):
- -------------
   Income before extraordinary charge                            $   11,593          $   22,868          $   20,038
   Extraordinary charge, net-of-tax                                  (3,292)           (110,000)
                                                                 ----------          ----------          ----------
   Net income (loss)                                             $    8,301          $  (87,132)         $   20,038
                                                                 ==========          ==========          ==========


Per share amounts reported
to stockholders -- Note 1:
- -------------------------
   Income before extraordinary charge                            $     1.30          $     2.57          $     2.26
   Extraordinary charge, net-of-tax                                    (.37)             (12.37)
                                                                 ----------          ----------          ----------
   Net income (loss)                                             $      .93          $    (9.80)         $     2.26
                                                                 ==========          ==========          ==========


Primary:
- -------
   Weighted average shares outstanding                                8,938               8,891               8,878
   Dilutive stock options -- Note 2                                      15                  33                  39
                                                                 ----------          ----------          ----------
       Totals                                                         8,953               8,924               8,917
                                                                 ==========          ==========          ==========


   Per share amounts
       Income before extraordinary charge                        $     1.30          $     2.56          $     2.25
       Extraordinary charge, net-of-tax                                (.37)             (12.32)
                                                                 ----------          ----------          ----------
       Net income (loss)                                         $      .93          $    (9.76)         $     2.25
                                                                 ==========          ==========          ==========


Fully diluted:
- -------------
   Weighted average shares outstanding                                8,938               8,891               8,878
   Dilutive stock options -- Note 2                                      17                  37                  44
                                                                 ----------          ----------          ----------
       Totals                                                         8,955               8,928               8,922
                                                                 ==========          ==========          ==========


   Per share amounts
       Income before extraordinary charge                        $     1.30          $     2.56          $     2.25
       Extraordinary charge, net-of-tax                                (.37)             (12.32)
                                                                 ----------          ----------          ----------
       Net income (loss)                                         $      .93          $    (9.76)         $     2.25
                                                                 ==========          ==========          ==========

NOTE 1 -- Per share earnings have been computed and reported to the stockholders pursuant to APB Opinion No. 15, which provides that
"any reduction of less than 3% in the aggregate need not be considered as dilution in the computation and presentation of earnings per share data."

NOTE 2 -- Dilutive stock options are calculated based on the treasury stock method.  For primary per share earnings the average market price is used.  For fully diluted per share earnings the year-end market price, if higher than the average market price, is used.
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